                                             Registration Number 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                               BOCA RESEARCH, INC.

               (Exact name of issuer as specified in its charter)

                   FLORIDA                            59-2479377
            ---------------------------------------------------------
          (State of Incorporation)         (IRS Employer Identification Number)

         1601 CLINT MOORE ROAD, BOCA RATON, FLORIDA 33487 (561) 997-6227

          (Address and telephone number of Principal Executive Offices)

                               BOCA RESEARCH, INC.

                             1992 STOCK OPTION PLAN

                            (Full title of the Plan)

                               Robert P. Heinlein

                            Vice President of Finance

                             Chief Financial Officer

                               Boca Research, Inc.

                              1601 Clint Moore Road

                            Boca Raton, Florida 33487

                                 (561) 997-6227
--------------------------------------------------------------------------------

          -------------------------------------------------------------
              (Name, address and telephone number of agent service)

                        --------------------------------

                                    Copy to:

                             Francis J. Feeney, Jr.

                           Hutchins, Wheeler & Dittmar

                               101 Federal Street

                           Boston, Massachusetts 02110

                                 (617) 951-6600
  -----------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                               Maximum                     Proposed
  Title of                                     Proposed                    Maximum
Securities                   Amount            Offering                    Aggregate      Amount of
  to be                       to be             Price                      Offering     Registration
Registered                 Registered(1)      Per Share                      Price          Fee
----------                 -------------      ---------                    ---------    -------------
Boca Research, Inc.
1992 STOCK OPTION PLAN

Common Stock,                692,818         $2.00 - 8.6875  (2)         $4,407,339.00     $1,163.54
par value                  1,023,555         $       4.0625  (3)         $4,158,192,19     $1,097.76
$.01 per share

------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plans to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $4.0625 per share, which is the average of the high and low sale prices reported on the National Association of Securities Dealers Automated Quotation System on May 24, 2000, is set forth solely for purposes of calculating the filing fee.

                                      NOTE

     This Registration Statement is being filed solely for the purpose of registering 1,716,373 additional shares of Common Stock of Boca Research, Inc. issuable pursuant to the 1992 Stock Option Plan (the "Option Plan") originally adopted in 1992. The total number of shares issuable under the Option Plan is 3,016,373 as of March 28, 2000, of which 235,000 shares were previously registered on Form S-8 (Reg. No. 33-65330) and 1,065,000 shares were previously registered on Form S-8 (Reg. No. 33-80043). Pursuant to Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Registration Nos. 33-65330 and 33-80043) are herein incorporated by reference.

ITEM 8. EXHIBITS.

NUMBER   DESCRIPTION
   4.1   Boca Research, Inc.1992 Stock Option Plan. (Filed as Exhibit 10.2 to
         the Registrant's Registration Statement on Form S-1, File No. 33-56530,
         and herein incorporated by reference.)

   4.2   Second Amendment of 1992 Stock Option Plan.

   4.3   Third Amendment of 1992 Stock Option Plan.

   5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered.

   23.1  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
         (included in Exhibit 5.1).

   23.2  Independent Auditors' Consent

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on May 31, 2000.


                                                           BOCA RESEARCH, INC.



                                    By: /s/ Robert W. Ferguson
                                        ---------------------------------------
                                        Name: Robert W. Ferguson
                                        Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                      TITLE                             DATE
/s/ Robert W. Ferguson                          Chief Executive Officer             May 31, 2000
----------------------------------              and Chairman of the
Robert W. Ferguson                              Board of Directors
                                                (principal executive officer)

/s/ Robert P. Heinlein                          Vice President of                   May 31, 2000
----------------------------------              Finance and Chief Financial
Robert P. Heinlein                              Officer (principal financial
                                                and accounting officer)

/s/ Robert W. Ferguson                          Director                            May 31, 2000
----------------------------------
Robert W. Ferguson


/s/ H. Ric Luhrs                                Director                            May 31, 2000
----------------------------------
H. Ric Luhrs


/s/ Douglas K. Raborn                           Director                            May 31, 2000
----------------------------------
Douglas K. Raborn

                                       2

/s/ Joseph M. O'Donnell                         Director                            May 31, 2000
----------------------------------
Joseph M. O'Donnell


/s/ Arthur R. Wyatt                             Director                            May 31, 2000
----------------------------------
Arthur R. Wyatt


/s/ Blaine E. Davis                             Director                            May 31, 2000
----------------------------------
Blaine E. Davis


/s/ Eduard Will                                 Director                            May 31, 2000
----------------------------------
Eduard Will


/s/ Karl Gruns                                  Director                            May 31, 2000
----------------------------------
Karl Gruns


/s/ Michael S. Polacek                          Director                            May 31, 2000
----------------------------------
Michael S. Polacek


/s/ Bernard A. Carballo                         Director                            May 31, 2000
----------------------------------
Bernard A. Carballo


/s/ Philip A. Vachon                            Director                            May 31, 2000
----------------------------------
Philip A. Vachon


/s/ Rob Van Oostenbrugge                        Director                            May 31, 2000
----------------------------------
Rob van Oostenbrugge

                                  EXHIBIT INDEX

NUMBER   DESCRIPTION
   4.1   Boca Research, Inc.1992 Stock Option Plan. (Filed as Exhibit 10.2 to
         the Registrant's Registration Statement on Form S-1, File No. 33-56530,
         and herein incorporated by reference.)

   4.2   Second Amendment of 1992 Stock Option Plan.

   4.3   Third Amendment of 1992 Stock Option Plan.

   5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered.

   23.1  Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
         (included in Exhibit 5.1).

   23.2  Independent Auditors' Consent


                                       4